Exhibit 99.1

2 October 2019

FLUTTER ENTERTAINMENT PLC

THE STARS GROUP INC.

FOR IMMEDIATE RELEASE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION FOR THE PURPOSES OF ARTICLE 7 OF THE MARKET ABUSE REGULATION EU 596/2016. THE INSIDE INFORMATION IS NOW CONSIDERED TO BE IN THE PUBLIC DOMAIN. THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION. PLEASE SEE THE IMPORTANT NOTICE AT THE END OF THIS ANNOUNCEMENT.

THIS ANNOUNCEMENT IS NOT A PROSPECTUS AND THIS ANNOUNCEMENT DOES NOT CONSTITUTE OR FORM PART OF, AND SHOULD NOT BE CONSTRUED AS, ANY OFFER, INVITATION OR RECOMMENDATION TO PURCHASE, SELL OR SUBSCRIBE FOR ANY SECURITIES IN ANY JURISDICTION AND NEITHER THE ISSUE OF THE INFORMATION NOR ANYTHING CONTAINED HEREIN SHALL FORM THE BASIS OF OR BE RELIED UPON IN CONNECTION WITH, OR ACT AS AN INDUCEMENT TO ENTER INTO, ANY INVESTMENT ACTIVITY.

THIS IS AN ANNOUNCEMENT AND ANY DECISION TO PURCHASE, SUBSCRIBE FOR, OTHERWISE ACQUIRE, SELL OR OTHERWISE DISPOSE OF ANY SECURITIES MUST BE MADE ONLY ON THE BASIS OF THE INFORMATION CONTAINED IN AND INCORPORATED BY REFERENCE INTO THE PROSPECTUS ONCE PUBLISHED. THIS ANNOUNCEMENT IS NOT A CIRCULAR OR EQUIVALENT DOCUMENT AND INVESTORS AND PROSPECTIVE INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION ON THE BASIS OF ITS CONTENTS. A CIRCULAR AND PROSPECTUS IN RELATION TO THE TRANSACTION DESCRIBED IN THIS ANNOUNCEMENT WILL EACH BE PUBLISHED IN DUE COURSE.

Recommended all-share combination of

Flutter Entertainment plc and The Stars Group Inc.

Creating a Global Leader in Sports Betting and Gaming

DUBLIN and TORONTO – 2 October 2019 - The Boards of Flutter Entertainment plc (“Flutter”) (LSE: FLTR) and The Stars Group Inc. (“TSG”) (Nasdaq: TSG) (TSX: TSGI) are pleased to announce that they have reached agreement on the terms of a recommended all-share combination to be implemented through an acquisition of TSG by Flutter pursuant to a plan of arrangement under the Business Corporations Act (Ontario) (the “Combination”).

The Combination will bring together two complementary businesses (the “Combined Group”) to create a global leader in sports betting and gaming. The Combined Group will have a diverse portfolio of leading brands and complementary best-in-class products with a broad geographic reach. Flutter and TSG would each bring to the Combined Group a proven track record in using product and brand leadership to create low-cost customer acquisition channels, while optimising value through product cross-sell. It will benefit from an enhanced global platform and improved local market reach. On a proforma1 basis, the Combined Group’s annual revenue would have been £3.8bn in 2018, making it the largest online betting and gaming operator globally.

1 For purposes of this Announcement, “proforma” and “combined” means as if the completion occurred as of the first day of the applicable financial or calendar year. With respect to TSG and fiscal and calendar 2018, this reflects the consolidated financial results of TSG, Sky Betting & Gaming (“SBG”) and BetEasy as if TSG had owned SBG and BetEasy since 1 January 2018 (but excluding William Hill Australia before it was acquired in April 2018).

The Combined Group will be incorporated, headquartered and domiciled in Dublin, Ireland with a premium listing on the London Stock Exchange and a secondary listing on Euronext Dublin.

Key terms

●	Under the terms of the Combination, TSG Shareholders will be entitled to receive:

0.2253 New Flutter Shares in exchange for each TSG Share

●

Immediately following completion of the Combination, Flutter Shareholders would own approximately 54.64 per cent. and TSG Shareholders would own approximately 45.36 per cent. of the share capital of the Combined Group (based on the fully diluted share capital of Flutter and the fully diluted share capital of TSG excluding any out of the money options, in each case, as at the date of this Announcement)

Strategic highlights

●	The Combined Group will be well diversified from both a geographical and product offering perspective
●	The Combined Group’s product offering across sports betting, poker, casino, fantasy sports and free-to-play games will be best-in-class
●	The Combination will accelerate delivery of Flutter’s four pillar growth strategy:
○	Help the Combined Group to maximise profitable growth in its core markets of the UK, Ireland and Australia
○	Provide the platform and capabilities to accelerate growth across international markets
○	Attain new podium positions in Spain, Italy and Germany and provide a highly regarded customer proposition to approximately 4 million Active Customers in more than 100 international markets
○	Ideally position the Combined Group to pursue the US opportunity through a leading combination of brands, media reach and product offering

Financial highlights

●

The Combination is anticipated to deliver substantial value creation for shareholders from pre-tax cost synergies of £140 million per annum, along with potential revenue cross-sell in international markets and lower finance costs

●	The Combination is expected to be value accretive and deliver a post-tax return on invested capital that exceeds Flutter’s cost of capital by the end of the third full financial year post completion
●	The Combination is also expected to be at least 50 per cent. accretive to Flutter Underlying Earnings Per Share[2] in the first full financial year following completion
●	Strong free cash flow generation is expected to result in rapid deleveraging, with Flutter’s Net Debt to Underlying EBITDA target of 1.0x to 2.0x being maintained in the medium term[2]

Governance and management

●	Upon completion, it is intended that the Combined Group’s Board will comprise of:
○	A 14-person Board drawing on expertise and experience of Flutter and TSG
○	Gary McGann, currently Chair of Flutter, will assume the role of Chair of the Combined Group
○	Divyesh (Dave) Gadhia, currently Executive Chairman of TSG, will assume the role of Deputy Chair of the Combined Group
○	Peter Jackson, currently CEO of Flutter, will assume the role of CEO of the Combined Group
○	Jonathan Hill, currently CFO of Flutter, will assume the role of CFO of the Combined Group
○	Rafi Ashkenazi, currently CEO of TSG, will assume the role of COO of the Combined Group
○	In addition, nine non-executive directors comprising five nominated by Flutter, three nominated by TSG and the appointment of Richard Flint, former CEO of SBG
●	As separately announced today, Andrew Higginson is joining the Board of Flutter as a non-executive director with immediate effect

2 Non-IFRS Measures. See Important Notice and Appendix below.

Shareholder support

●

Flutter has entered into voting support agreements with the Directors of TSG, Caledonia (Private) Investments Pty Limited and ValueAct Holdings LP under which they have each agreed, subject to certain termination rights, to vote all of the TSG Shares held by them in favour of the Combination at a meeting of TSG’s shareholders, which represents in total approximately 23.79 per cent. of the existing issued common shares of TSG

●

The Directors of Flutter have entered into irrevocable commitments to vote in favour of the Combination in the relevant resolutions at the Flutter shareholder meeting in respect of their own beneficial holdings totalling 20,552 Flutter Shares representing approximately 0.03 per cent. of existing issued ordinary share capital of Flutter

Strategic third party relationships

●

In order to achieve economic alignment of Flutter’s and TSG’s strategic third party relationships across their respective US businesses, Flutter has entered into arrangements, conditional on completion of the Combination, with FOX Sports (TSG’s US media partner for FOX Bet), Fastball Holdings LLC (“Fastball”) and Boyd Interactive Gaming LLC (“Boyd”) (together Flutter’s co-shareholders in FanDuel Group):

○

FOX Sports to have the right to acquire an approximate 18.5 per cent. equity interest in FanDuel Group at its market value in 2021 (structured as a 10-year option from 2021, subject to a carrying value adjustment)

○

Fastball and Boyd will receive a total payment of 12.5 per cent. of the increase in FOX Bet’s market value between completion of the Combination and the exercise of Flutter’s option to acquire Fastball’s remaining equity interest in FanDuel Group in July 2023 (also subject to a carrying value adjustment)

○	Commitment by all parties to discuss options for further alignment prior to completion of the Combination
●

In return, each of FOX Sports, Fastball and Boyd have waived the exclusivity provisions that form part of the existing contractual arrangements in relation to the relevant US subsidiaries of TSG and Flutter

Conditionality and timing to completion

●	The Combination is conditional upon, amongst other things:
○	Approval of the Combination by Flutter Shareholders (by ordinary resolution) as a Class 1 transaction under the UK Listing Rules of the FCA at a general meeting of Flutter
○

The FCA, the London Stock Exchange and Euronext Dublin agreeing to admit Flutter’s enlarged ordinary share capital to (i) listing on the premium listing segment of the Official List of the FCA and to a secondary listing on the Official List of Euronext Dublin; and (ii) trading on the London Stock Exchange’s main market for listed securities and the Euronext Dublin Market

○	Approval of the Combination by at least 66 2/3 per cent. of TSG Shareholders voting at a special meeting of TSG Shareholders and Ontario court approval of the plan of arrangement
○	Relevant merger control, foreign investment and gaming related approvals being obtained, including in the UK, Ireland, Australia, the US and Canada
●	The approval of Flutter and TSG Shareholders is expected to be sought in the second quarter of 2020. Completion is expected to occur during the second or third quarter of 2020

Commenting on today’s announcement, Gary McGann, Chair of Flutter said:

“This is an exciting and transformational combination that will bring together two strong, complementary businesses to create a global leader in the fast-growing online sports betting and gaming industry.

Under Peter Jackson’s leadership we will bring together a management team with the experience required to ensure a successful integration of the businesses, with minimal disruption, during a time of unprecedented change in the sector.

The Combined Group will be a strong voice in the promotion of responsible gaming worldwide and will lead industry standards on the protection of customers, whilst building sustainable relationships with them.”

Commenting on today’s announcement, Divyesh (Dave) Gadhia, Executive Chairman of TSG said:

“The Board of TSG and I are delighted to recommend this exciting combination of TSG and Flutter, which we believe will create significant value for TSG’s shareholders.

Over the past four years our team, led by Rafi, has been working relentlessly and passionately to stabilise, grow and establish TSG as one of the clear leaders in our industry. We seized new opportunities in poker, significantly grew our casino business, acquired one of the UK’s most notable sportsbook brands in Sky Bet, built a significant presence in Australia through BetEasy, and teamed up with FOX Sports to launch FOX Bet to position ourselves to become a leader in the U.S.

We have long had respect for Flutter, and believe the combination is a natural next step in the evolution of the business, creating a leader in online betting and gaming with trusted brands, diversified revenues, stand-out technology and the best operational and managerial talent in the industry.

With TSG appointing a significant portion of the new Board, we look forward to working together with Gary, Peter and the Flutter team to continue and contribute to the success of our combined business.”

Commenting on today’s announcement, Peter Jackson, CEO of Flutter said:

“The combination represents a great opportunity to deliver a step change in our presence in international markets and ensure we are ideally positioned to take advantage of the exciting opportunity in the US through a media relationship with FOX Sports as well as our development of US sports betting through Flutter’s FanDuel and TSG’s FOX Bet brands. We are committed to these two high quality brands to drive the growth of the Combined Group in the US.

The combination will turbocharge our existing four-pillar strategy and provide world-class capabilities across sports betting, gaming, daily fantasy sports and poker, as well as greater geographical and product diversification.

We believe the combination of Flutter and TSG will deliver substantial value for shareholders. We will have an exceptional portfolio of leading recreational brands and best-in-class products on industry-leading technology platforms.”

Commenting on today’s announcement, Rafi Ashkenazi, CEO of TSG said:

“This exciting combination will allow us to enhance and accelerate our existing strategy. In recent years, we have transformed TSG from a single product operator in poker, to a diverse global leader with multiple product offerings across poker, gaming and sports betting. The combination with Flutter will further enhance our company’s core strengths, and position us strongly for the future in this rapidly evolving industry. I’m delighted to be joining the Board of the Combined Group and to serve as its COO.”

Commenting on today’s announcement, Lachlan Murdoch, Executive Chairman and CEO of Fox Corporation said:

“Our FOX Bet partnership is off to a great start, and teaming up with Flutter and FanDuel will allow us to build on that strength and jointly capture the significant market potential ahead of us. We’re excited to be able to expand our partnership into FanDuel, which together with FOX Bet, will be a leader in sports wagering in the US.”

Commenting on today’s announcement, Richard Flint, said:

“I have a lot of admiration for what Rafi and Dave have achieved in first stabilising, and then building one of the most successful gaming companies in the world through the acquisition of great businesses in both the UK and Australia.

In addition, the growth of TSG’s online casino operations points to the success TSG has had in cross-selling casino product to its traditional poker customer base.

I am excited about the prospect of joining the Board of the Combined Group as a Non-Executive Director following completion of the transaction and believe that the combination of TSG and Flutter will create a compelling proposition in global sports betting and gaming.”

Analyst and Investor Presentations

●

There will be an analysts’ and investors’ conference call and webcast presentation at 9 a.m. (BST) today. To join the call participants should dial one of the following numbers, using the password ‘Flutter’, approximately 10 minutes ahead of the scheduled start time.

○	Standard international access: +44 (0) 20 3003 2666
○	UK Toll Free: 0808 109 0700
○	New York New York: +1 212 999 6659
○	USA Toll Free: 1 866 966 5335

●	An audio recording will be available at www.flutter.com/investors and a replay can also be accessed by dialling one of the numbers below and quoting the conference ID ‘2979400’.
○	Standard international access: +44 (0) 203 451 9993
○	UK Toll Free: 0800 633 8453
○	USA Toll Free 1 866 583 1035

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including the text of Important Notice and Appendix).

Enquiries:

For further information, please contact:

Flutter Entertainment plc
Jonathan Hill, CFO	+ 353 1 800 238 888
David Jennings, Director of Corporate Finance & Investor Relations	+ 353 87 951 3560
Investor.relations@flutter.com

Goldman Sachs International (Financial adviser and corporate broker to Flutter)

Anthony Gutman	+44 (0) 20 7774 1000
Nick Harper
Charlie Lytle
Jimmy Bastock

PJT Partners (Financial adviser to Flutter)
Simon Lyons	+ 44 (0) 20 3650 1100 /
Don Cornwell	+1 212 364 7800
Jonathan Hall
Kush Nanjee

Goodbody (Corporate broker to Flutter)	+ 353 1 667 0420 /
Bruce Garrow	+ 44 (0) 20 3841 6208
James Felix
John Flynn

Finsbury (PR adviser to Flutter)
James Murgatroyd	+ 44 (0) 20 7251 3801
Rob Allen

Drury Porter Novelli (PR adviser to Flutter)	+ 353 1 260 5000
Billy Murphy	+ 353 87 231 3085
Cathal Barry	+ 353 87 227 9281

The Stars Group Inc.
Brian Kyle, CFO
Vaughan Lewis, Senior Vice President, Communications	+ 1 437 371 5730
ir@starsgroup.com press@starsgroup.com

Barclays (Financial adviser to TSG)
Daniel Ross	+ 44 (0) 20 7623 2323
Tom Erlich
Ragavan Bala	+1 212 526 7000
Trond Lossius	+1 416 863 8900
Michael Greaves

Moelis & Company LLC (Financial adviser to TSG)
Augusto Sasso	+ 1 212 883 3800
Ramy Ibrahim
Anton Sahazizian
Dan Lee
Alan Aberg

BMO Capital Markets (Financial adviser to TSG)
Nicolas Brunet	+ 1 514 286 7282
Greg Meligrigoris	+ 1 416 359 4401
Jamie Rogers	+ 1 604 443 1491
David Wismer	+ 1 416 359 8088

Flutter was advised by Goldman Sachs International, PJT Partners, Freshfields Bruckhaus Deringer, Arthur Cox, Blank Rome LLP, Stikeman Elliot LLP and Clayton Utz.

TSG was advised by Barclays, Moelis & Company LLC, BMO Capital Markets, Blake, Cassels & Graydon LLP, Jones Day, Slaughter and May, Osler, Hoskin & Harcourt LLP, A&L Goodbody and Gilbert + Tobin.

Recommended all-share combination of

Flutter Entertainment plc and The Stars Group Inc.

Creating a Global Leader in Sports Betting and Gaming

1.	Introduction

DUBLIN and TORONTO – 2 October 2019 - The Boards of Flutter Entertainment plc (“Flutter”) (LSE: FLTR) and The Stars Group Inc. (“TSG”) (Nasdaq: TSG) (TSX: TSGI) are pleased to announce that they have reached agreement on the terms of a recommended all-share combination to be implemented through an acquisition of TSG by Flutter pursuant to a plan of arrangement under the Business Corporations Act (Ontario) (the “Combination”).

2.	The Combination

Under the terms of the Combination, TSG Shareholders will be entitled to receive:

0.2253 New Flutter Shares in exchange for each TSG Share

Immediately following completion of the Combination, Flutter Shareholders would own approximately 54.64 per cent. and TSG Shareholders would own approximately 45.36 per cent. of the share capital of the Combined Group (based on the fully diluted share capital of Flutter and the fully diluted share capital of TSG excluding any out of the money options, in each case, as at the date of this Announcement).

Flutter Shareholders will be entitled to receive a 2019 Final Dividend of 133 pence per Flutter Share. In addition, Flutter Shareholders will be entitled to a Pro-Rated Dividend, reflecting a time pro-rated amount of the total annual dividend for the financial year ending 31 December 2020, to which Flutter Shareholders would otherwise be entitled.

The Combined Group will be incorporated, headquartered and domiciled in Dublin, Ireland with a premium listing on the London Stock Exchange and a secondary listing on Euronext Dublin.

Following completion of the Combination, New Flutter Shares will be issued as fully paid and will rank pari passu in all respects with the Flutter Shares then in issue, including in respect of the right to receive and retain in full all dividends and other distributions (if any) announced, declared, made or paid or any other return of capital (whether by reduction of share capital or share premium account or otherwise) made, in each case, by reference to a record date falling on or after completion.

The Combination is classified as a Class 1 transaction under the UK Listing Rules of the FCA. Application will be made to the FCA, the London Stock Exchange and the Euronext Dublin for the New Flutter Shares to be admitted to: (i) listing on the premium listing segment of the Official List of the FCA and to a secondary listing on the Official List of Euronext Dublin; and (ii) trading on the London Stock Exchange’s main market for listed securities and the Euronext Dublin Market.

3.	Background

Flutter and TSG believe that the global online gambling sector continues to exhibit many characteristics that are structurally attractive. For example, in a total gambling market worth an estimated $450 billion in gross revenues in 2018, approximately 11 per cent. was online with online having grown at approximately 11 per cent. compound annual growth rate between 2013 and 20183. Flutter and TSG are confident that there remains a long runway of growth left for online and mobile gambling. Migration from retail to online / mobile gambling remains a key driver of growth with each one percentage point move from offline to online spend generating an additional $4 billion in extra online revenue. 4

3 Source: H2 Gambling Capital (“H2GC”)

4 Source: H2GC

In addition, favourable regulatory progress is leading to the opening of new online markets, with the most exciting example being the recent expansion of the US sports betting sector. Flutter and TSG believe that having a combination of proven, developed technology platforms, world-class brands and complementary product offerings will be key to taking advantage of these growth opportunities.

While the industry remains attractive from a structural growth perspective, it has been, and will continue to be, subject to evolving regulatory and tax changes that can adversely impact the economics for online operators. Recent changes have included online gaming tax increases in the UK, Australia and Ireland, as well as changes to the regulation of fixed odds betting terminals in the UK. These changes, in what are already some of the most highly competitive online gambling markets in the world, have emphasised the importance of having more diversified and sustainable revenue streams.

4.	Reasons for the Combination

Flutter and TSG believe that the Combination will:

●	Accelerate delivery of Flutter’s four pillar strategy, particularly as it relates to international growth and presence
●	Help the Combined Group to maximise profitable growth in its core markets of the UK, Ireland and Australia
●	Ideally position the Combined Group to pursue the US opportunity through a leading combination of brands, media reach and product offering
●	Create a highly diversified business, both from a geographic and product perspective
●	Create significant value through the delivery of material synergies

Flutter and TSG believe that following the Combination, the Combined Group will be better positioned to continue investing in its products and to enhance its customer offering while driving efficiencies across its cost base. The Combination will improve the operating efficiency of the business and lead to the sharing of best practice across both businesses. It will support continued investment in technology, product innovation, data analytics, brands and responsible gambling. Together, Flutter and TSG, expect this to result in enhanced returns on investment.

In addition, Flutter and TSG believe that the Combination can be a strong, leading voice in the promotion of responsible gambling protections globally. Both are leading advocates of creating a culture of responsible gambling, by, amongst other things, building long-term sustainable relationships with their customers and utilising technology to protect their customers, especially those at risk from potential harm. The Combined Group will be well placed to improve and lead industry standards for player protection by continuing to work collaboratively with regulators, while maintaining best-in-class responsible gambling product offerings.

5.	Shape of the combined business

The Combined Group will serve customers in over 100 countries globally. On a proforma5 basis, based on 2018 reported financials, the Combined Group would have generated approximately 49 per cent. of its revenues in the UK and Ireland, 15 per cent. in Australia, 5 per cent. in the United States and 31 per cent. in other countries. In addition, regulated markets would have accounted for approximately 82 per cent. of combined revenue, with no single unregulated market accounting for more than 3 per cent. 6

In 2018, proforma online revenues for the Combined Group would have been in excess of £3.8 billion. The Combination will also result in a balanced product portfolio, with the Combined Group having generated approximately 45 per cent. of proforma 2018 revenue in online sports betting, 22 per cent. in online gaming, 18 per cent. in online poker and 15 per cent. from other products and services (including retail).

5 For purposes of this Announcement, “proforma” and “combined” means as if the completion occurred as of the first day of the applicable financial or calendar year. With respect to TSG and fiscal and calendar 2018, this reflects the consolidated financial results of TSG, SBG and BetEasy as if TSG had owned SBG and BetEasy since 1 January 2018 (but excluding William Hill Australia before it was acquired in April 2018).

6 Regulated revenue based on proforma H1 2019 revenues of Flutter and TSG. Includes revenues generated from regulated or locally taxed jurisdictions for TSG (excluding Germany) and regulated markets for Flutter.

As such, the product and geographical diversity that the Combination provides will position the Combined Group to better manage further tax and regulatory change facing the sector.

6.	An acceleration in the delivery of the Flutter four pillar growth strategy

Pillar 1 - To maximise profitable growth in core markets

Flutter expects the Combination to enhance the customer proposition and profitability through cost synergies in Flutter’s core markets of UK, Ireland and Australia.

The combined offering of Sky Bet, Paddy Power and Betfair in the UK and Ireland, and of Sportsbet and BetEasy in Australia should provide the Combined Group with access to trusted brands with a sustainable base of highly recreational customers. In addition, the Combined Group should also be able to benefit from “best practice” sharing, leading content innovation and the symbiotic relationship that Sky Bet has with Sky.

The Combined Group is also expected to benefit from significant cost synergies in its core markets from the integration of operations and enhanced returns on technology and marketing investment.

Pillar 2 - To grow in the rest of the world

The Combination will facilitate a step-change in the international growth prospects of the Combined Group.

TSG’s International segment currently has an annual Active Customer base of approximately 4 million and would increase Flutter’s revenues from international markets six-fold7. Flutter believes that the Combined Group would be very well positioned to offer its high-quality sports betting offerings to that customer base. Flutter customers should benefit from having access to an improved casino and poker offering. TSG has achieved growth in casino in recent years through a cross-selling strategy to its poker customer base. Over 30 per cent. of TSG’s Active Customer base in select international markets are now multi-product customers. The Combined Group expects that such cross-sell initiatives can be further extended to sports betting, in turn driving revenue growth in international markets.

TSG’s poker business shares a number of characteristics with Flutter’s Betfair Exchange business, including best-in-class liquidity, a highly regarded customer proposition, product investment and integrity to create a winning ecosystem. TSG’s poker business is highly profitable and cash generative, delivering strong margins and free cash flow conversion.

Pillar 3 - Attain podium positions in additional regulated markets

The Combination will bring the number of online markets where Flutter enjoys a podium position to eight: UK, Ireland, Australia, US, Georgia, Spain, Italy and Germany, with the final three positions being attained as a result of the Combination. In addition, TSG’s strong presence in a long list of other markets will enable the Combined Group to accelerate its international growth. This will be aided by TSG’s platform capabilities expanding Flutter’s current offering of languages (to approximately 30), currencies (to more than 25) and payment options (to more than 55).

Flutter therefore expects the Combination to improve the diversification of the Combined Group and overall growth profile of the business outside of its current core markets.

7 Proforma 2018 revenue from markets outside of the UK, Ireland, Australia and the US as if Flutter had owned TSG since 1 January 2018, represented as a multiple of Flutter’s 2018 revenue from markets outside of the UK, Ireland, Australia and the US.

[8]	Non-IFRS Measure. See Important Notice and Appendix below.

Pillar 4 - Pursue US opportunity rigorously

In the United States, the Combined Group will benefit from excellent brand recognition and marketing assets through the combined offering of FanDuel, FOX Bet, TVG and PokerStars.

The Combination brings together a leading online sports betting operator in the United States (FanDuel) with a high profile national media partner in FOX. The Combined Group will benefit from a leading product ecosystem across free-to-play, daily fantasy sports, sports betting, horse racing, poker and casino to drive lower customer cost per acquisition and higher customer life time value.

The Combined Group’s position will be underpinned by market access in up to 24 states, an established horse racing footprint in 33 states and access to daily fantasy sports in over 40 states. It is also expected to benefit from best-in-class distribution across the United States through over 100 million FOX Sports viewers, a FanDuel customer database in excess of 8 million and two wagering focused TV channels available in 45 million homes across the United States.

Flutter and TSG expect that the Combined Group will deploy a dual brand strategy from a single platform to maximise the addressable market opportunity across a broader spectrum of customers whilst benefiting from significant operating leverage.

In order to achieve economic alignment of Flutter’s and TSG’s strategic third party relationships across their respective US businesses, Flutter has entered into arrangements, conditional on completion of the Combination, with FOX (TSG’s US media partner for FOX Bet), Fastball and Boyd (together Flutter’s co-shareholders in FanDuel Group):

●

FOX to have the right to acquire an approximate 18.5 per cent. equity interest in FanDuel Group at its market value in 2021 (structured as a 10-year option from 2021, subject to a carrying value adjustment)

●

Fastball and Boyd will receive a total payment of 12.5 per cent. of the increase in FOX Bet’s market value between completion of the Combination and the exercise of Flutter’s option to acquire Fastball’s remaining equity interest in FanDuel Group in July 2023 (also subject to a carrying value adjustment)

●	Commitment by all parties to discuss options for further alignment prior to completion of the Combination

In return, each of FOX, Fastball and Boyd have waived the exclusivity provisions that form part of the existing contractual arrangements in relation to the US subsidiaries of TSG and Flutter.

Deliver significant value for shareholders

Material cost synergies

Flutter and TSG have significant experience in delivering shareholder value from acquiring and successfully integrating large-scale businesses. The Boards of Flutter and TSG expect material cost synergies to result from the Combination which underpins the strategic rationale for the transaction and the significant value creation opportunity for shareholders. The complementary nature of the businesses and ability to leverage an enhanced global customer offering for the Combined Group are key drivers of the identified synergies.

Flutter and TSG expect that the Combination will generate material pre-tax cost synergies of approximately £140 million per annum, with target run- rate phasing of £25 million, £115 million, and £140 million in the three 12-month periods following completion. These synergies are separate from and in addition to TSG’s previously announced synergies of $100 million recurring per annum resulting from the acquisition of SBG in July 2018 which it continues to expect to achieve in fiscal year 2020. The anticipated synergies are expected to be achieved primarily by removing duplication in corporate functions, procurement efficiencies, API based integration of technology functions, and marketing economies of scale.

In achieving these synergies, the Combined Group expects to incur aggregate cash implementation costs of approximately £180 million. These will be incurred in the first two years following completion.

In addition, the Combined Group is expected to realise revenue cross-sell in international markets and financing synergies through the refinancing of TSG’s existing debt given the expected financial and credit profile of the Combined Group.

Flutter and TSG also have a strong understanding of each other’s respective businesses which has been supplemented by a comprehensive mutual due diligence exercise prior to announcement of the Combination. A key focus for the management of the Combined Group will be minimising disruption during the integration process, maintaining momentum in the existing businesses and progress on delivery in the US.

Strong expected return on invested capital and Underlying Earnings Per Share8 accretion

Flutter expects the Combination to be value accretive and deliver a post-tax return on invested capital which exceeds Flutter’s cost of capital by the end of the third full financial year following completion. The Combination is also expected to be at least 50 per cent. accretive to Flutter’s Underlying Earnings Per Share in the first full financial year following completion. Flutter is confident that the returns from the Combination would continue to be attractive for Flutter Shareholders in the event of further regulatory headwinds in certain countries in which TSG serves customers.

Deliver a robust financial profile with strategic flexibility and sustainable shareholder returns

The Boards of Flutter and TSG have considered the future capital management policy for the Combined Group and expect that at completion the leverage of the Combined Group will be approximately 3.5x Net Debt to Underlying EBITDA excluding synergies8. The Combined Group would have delivered combined 2018 Underlying EBITDA Margin8 of approximately 30 per cent. which, supplemented with synergies, supports high cash generation for the Combined Group. The strong cash generation profile of the Combined Group is expected to result in rapid deleveraging, with the Combined Group maintaining Flutter’s existing target Net Debt to Underlying EBITDA ratio of 1.0x to 2.0x over the medium term.

7.	Governance and management

Upon completion, it is intended that the Combined Group’s Board will comprise:

●	A 14-person Board drawing on expertise and experience of Flutter and TSG
●	Gary McGann, currently Chair of Flutter, will assume the role of Chair of the Combined Group
●	Divyesh (Dave) Gadhia, currently Executive Chairman of TSG, will assume the role of Deputy Chair of the Combined Group
●	Peter Jackson, currently CEO of Flutter, will assume the role of CEO of the Combined Group
●	Jonathan Hill, currently CFO of Flutter, will assume the role of CFO of the Combined Group
●	Rafi Ashkenazi, currently CEO of TSG, will assume the role of COO of the Combined Group
●	In addition, nine non-executive directors comprising five nominated by Flutter, three nominated by TSG and the appointment of Richard Flint, former CEO of SBG

As separately announced today, Andrew Higginson is joining the Board of Flutter as a non-executive director with immediate effect.

Both Flutter and TSG are built on the strength of their people which are the single most important assets to each business. The Combined Group will draw on the array of talent and experience in both companies to lead the business.

8.	Dividend policy for the Combined Group

Flutter Shareholders will be entitled to receive a 2019 Final Dividend of 133 pence per Flutter Share. In addition, Flutter Shareholders will be entitled to a Pro-Rated Dividend, reflecting a time pro-rated amount of the

[8]	Non-IFRS Measure. See Important Notice and Appendix below.

total annual dividend for the financial year ended 31 December 2020, to which Flutter Shareholders would otherwise be entitled.

It is the intention of the Combined Group to maintain its dividend per share at 200p until such time as the Combined Group’s Net Debt to Underlying EBITDA ratio falls below 2.0x.

9.	Shareholder support

The Directors of TSG have entered into voting support agreements under which they have agreed, subject to certain termination rights, to vote the TSG Shares held by them in favour of the Combination in the relevant resolutions at the TSG shareholder meeting in respect of their own beneficial holdings totalling approximately 0.09 per cent. of existing issued common shares of TSG. Flutter has also entered into a voting support agreement with Caledonia (Private) Investments Pty Limited and ValueAct Holdings LLP under which they have each agreed, subject to certain termination rights, to vote all of the TSG Shares held by them in favour of the Combination in the relevant resolutions at the TSG shareholder meeting, representing in total approximately 23.70 per cent of the existing issued common shares of TSG.

The Directors of Flutter have entered into irrevocable commitments to vote in favour of the Combination in the relevant resolutions at the Flutter shareholder meeting in respect of their own beneficial holdings totalling 20,552 Flutter Shares representing approximately 0.03 per cent. of existing issued ordinary share capital of Flutter.

10.	Conditionality

The Combination is conditional upon, amongst other things:

●	Approval of the Combination by Flutter Shareholders (by ordinary resolution) as a Class 1 transaction under the UK Listing Rules of the FCA at a general meeting of Flutter
●

The FCA, the London Stock Exchange and Euronext Dublin agreeing to admit Flutter’s enlarged ordinary share capital to (i) listing on the premium listing segment of the Official List of the FCA and to a secondary listing on the Official List of Euronext Dublin; and (ii) trading on the London Stock Exchange’s main market for listed securities and the Euronext Dublin Market

●	Approval of the Combination by at least 66 2/3 per cent. of TSG Shareholders voting at a special meeting of TSG Shareholders and Ontario court approval of the plan of arrangement
●	Relevant merger control, foreign investment and gaming related approvals being obtained, including in the UK, Ireland, Australia, the US and Canada

The approval of Flutter and TSG Shareholders is expected to be sought in the second quarter of 2020.

Completion is expected to occur during the second or third quarter of 2020.

The arrangements with Fastball in relation to FOX Bet constitute a smaller related party transaction under LR 11.1.10 R.

11.	Key Terms of the Arrangement Agreement

The Arrangement Agreement details the terms of the Combination, key amongst which are:

●	The governance and management arrangements of the Combined Group, as summarised in paragraph 7 above
●	The conditions to the Combination, as summarised in paragraph 10 above
●	The specific mechanics of the various shareholder and Ontario court approval steps, as summarised in paragraph 12 below
●

Certain circumstances in which Flutter or TSG may terminate the Arrangement Agreement, including circumstances in which a termination payment of approximately £60 million will be payable by either party

●	Certain restrictions on the conduct of business by Flutter and TSG in the period between entry into the Arrangement Agreement and completion

●	The Arrangement Agreement contains customary provisions for a transaction of this nature, including customary representations and warranties, covenants, undertakings and conditions

12.    Steps to completion

The approval of Flutter and TSG Shareholders is expected to be sought in the second quarter of 2020 followed by Ontario court approval. Completion is expected to occur during the second or third quarter of 2020. The Flutter prospectus and shareholder circular and TSG information circular will be sent or made available to the relevant shareholders of Flutter and TSG in due course.

13.    Board recommendation

The Board of TSG has determined that the Combination is in the best interests of TSG based on a number of factors and has unanimously approved the terms of the Combination and intends to recommend that its shareholders vote in favour of the Combination.

Barclays, Moelis and BMO Capital Markets have each provided an opinion to TSG’s Board that, as of the date thereof and subject to the assumptions, limitations, and qualifications set out therein, the consideration to be received by TSG Shareholders pursuant to the Combination, is fair, from a financial point of view, to such holders.

About Flutter

Flutter is a global sports betting and gaming operator and is divided into four divisions:

●	Online, which runs the Paddy Power, Betfair and Adjarabet online sports betting and gaming brands;
●	Australia, which consists of the Sportsbet online sports betting brand, a leading corporate bookmaker in Australia;
●

US, which operates as FanDuel Group and runs the FanDuel sportsbook and daily fantasy sports brands, the TVG broadcasting and advanced deposit wagering network and the Betfair online casino in New Jersey; and

●	Retail, which runs over 620 Paddy Power retail betting shops across the UK and Ireland.

About The Stars Group

TSG is a provider of technology-based product offerings in the global gaming industries. Its brands have millions of registered customers globally and collectively are leaders in online and mobile betting, poker, casino and other gaming-related offerings. TSG owns or licenses gaming and related consumer businesses and brands, including PokerStars, PokerStars Casino, BetStars, Full Tilt, FOX Bet, BetEasy, Sky Bet, Sky Vegas, Sky Casino, Sky Bingo, Sky Poker, and Oddschecker, as well as live poker tour and events brands, including the PokerStars Players No Limit Hold’em Championship, European Poker Tour, PokerStars Caribbean Adventure, Latin American Poker Tour, Asia Pacific Poker Tour, PokerStars Festival and PokerStars MEGASTACK. TSG is one of the world’s most licensed online gaming operators with its subsidiaries collectively holding licenses or approvals in 21 jurisdictions throughout the world, including in Europe, Australia, and the Americas. TSG’s vision is to become the world’s favorite iGaming destination and its mission is to provide its customers with winning moments.

TSG reported total assets of $11,112.3 million as at 30 June 2019. For the financial year ended 31 December 2018, TSG reported Adjusted EBITDA of $780.9 million and a loss before tax of $109.9 million. On a proforma basis (reflecting consolidated financial results of TSG, SBG and BetEasy as if TSG had owned SBG and BetEasy since 1 January 2018 but excluding William Hill Australia before it was acquired in April 2018), TSG had Adjusted EBITDA of $919.9 million for the same period.

This Announcement contains inside information. The person responsible for arranging the release of this Announcement is Edward Traynor, Company Secretary of Flutter. The date and time of this Announcement are the same as the date and time it has been communicated to the media.

IMPORTANT NOTICE

Goldman Sachs International, which is authorised by the UK Prudential Regulatory Authority and regulated by the UK Financial Conduct Authority and the UK Prudential Regulatory Authority, is acting exclusively for Flutter and for no one else and will not be responsible to anyone other than Flutter for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this Announcement. Neither Goldman Sachs International, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs International in connection with this Announcement, any statement contained herein or otherwise. Goldman Sachs International has given, and not withdrawn, its consent to the inclusion in this Announcement of the references to its name in the form and context in which they appear.

PJT Partners (UK) Limited (“PJT Partners”), which is authorised and regulated by the UK Financial Conduct Authority, is acting exclusively for Flutter and for no one else and will not be responsible to anyone other than Flutter for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this Announcement. Neither PJT Partners, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of PJT Partners in connection with this Announcement, any statement contained herein or otherwise. PJT Partners has given, and not withdrawn, its consent to the inclusion in this Announcement of the references to its name in the form and context in which they appear.

Goodbody Stockbrokers UC, trading as Goodbody, which is regulated by the Central Bank of Ireland and in the UK is authorised and subject to limited regulation by the Financial Conduct Authority, is acting exclusively for Flutter and for no one else and will not be responsible to anyone other than Flutter for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this Announcement. Neither Goodbody, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goodbody in connection with this Announcement, any statement contained herein or otherwise. Goodbody has given, and not withdrawn, its consent to the inclusion in this Announcement of the references to its name in the form and context in which they appear.

Barclays Capital Canada Inc. (“Barclays”), a member of IIROC and the Canadian investment bank affiliate of Barclays Bank PLC, is acting exclusively for TSG and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than TSG for providing the protections afforded to clients of Barclays nor for providing advice in relation to the matters referred to in this Announcement or any other matter referred to in this Announcement.

Moelis & Company LLC (“Moelis”) is acting exclusively for TSG and no one else in connection with the matters referred to in this Announcement. Neither Moelis, nor any of its affiliates, owes or accepts any express or implied duty, liability or responsibility (whether direct or indirect, whether in contract, in tort, under applicable law or otherwise) to any person who is not a client of Moelis in connection with the matters referred to in this Announcement, any statement contained herein or otherwise.

BMO Nesbitt Burns Inc. (“BMO Capital Markets”) is acting exclusively for TSG and no one else in connection with the matters referred to in this Announcement. Neither BMO Capital Markets, nor any of its affiliates, owes or accepts any express or implied duty, liability or responsibility (whether direct or indirect, whether in contract, in tort, under applicable law or otherwise) to any person who is not a client of BMO Capital Markets in connection with the matters referred to in this Announcement, any statement contained herein or otherwise.

Neither this Announcement nor any copy of it may be taken or transmitted directly or indirectly into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction. Any failure to comply with this restriction may constitute a violation of such laws or regulations. Persons into whose possession this Announcement or other information referred to herein comes should inform themselves about, and observe, any restrictions in such laws or regulations.

This Announcement has been prepared for the purpose of complying with the applicable law and regulation of the United Kingdom and Ireland and information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of jurisdictions outside the United Kingdom and Ireland.

This Announcement does not constitute or form part of any offer, invitation to sell, otherwise dispose of or issue, or any solicitation of any offer to purchase or subscribe for, any shares or other securities nor shall it or any part of it, nor the fact of its distribution form the basis of, or be relied on in connection with, any contract commitment or investment decision.

This Announcement does not constitute an offer of securities for sale in the United States or an offer to acquire or exchange securities in the United States. No offer to acquire securities or to exchange securities for other securities has been made, or will be made, directly or indirectly, in or into, or by use of the mails, any means or instrumentality of interstate or foreign commerce or any facilities of a national securities exchange of, the United States or any other country in which such offer may not be made other than: (i) in accordance with applicable United States securities laws or the securities laws of such other country, as the case may be; or (ii) pursuant to an available exemption from such requirements. The securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction of the United States.

This Announcement contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable securities laws, including, without limitation, as it relates to the Combination as referenced herein, as well as certain expectations with respect to the same and certain future operational and growth plans and strategies. Forward-looking statements and information can, but may not always, be identified by the use of words such as “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “imply”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions. These statements and information, other than statements of historical fact, are based on current expectations of management and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect Flutter or TSG, and their respective customers and industries. Although Flutter, TSG, and their management believe the expectations reflected in such forward-looking statements and information are reasonable and are based on reasonable assumptions and estimates as of the date hereof, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements and information are inherently subject to significant business, regulatory, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statements. Specific risks and uncertainties relating to the Combination include, but are not limited to: (i) the completion of the Combination may not occur on the anticipated terms and timing or at all, (ii) the required regulatory approvals are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the Combination or cause the parties to abandon the same, (iii) the risk that a condition to closing of the Combination may not be satisfied, (iv) potential litigation relating to the Combination that could be instituted against the parties or their respective directors, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Combination, (vii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Combination, (viii) negative effects of the announcement or the consummation of the Combination on the market price of the Flutter or TSG Shares, (ix) risks relating to the value of the Flutter Shares to be issued in the Combination and uncertainty as to the long-term value of Flutter’s Shares, (x) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, efficiencies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the Combined Group operations after the consummation of the Combination and on the other conditions to the completion of the same, (xi) the risks and costs associated with, and the ability of Flutter to, integrate the businesses successfully and to achieve anticipated synergies and efficiencies, (xii) the risk that disruptions from the Combination will harm the parties’ businesses, including current plans and operations, (xiii) the ability of the parties to retain and hire key personnel, (xiv) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, applicable laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the Combination or cause the terms of the Combination to be modified, (xv) the impact of the heavily regulated industry in which the parties operate and carry on business, (xvi) risks related to tax matters, and (xvii) management’s response to any of the aforementioned factors. Other applicable risks and uncertainties include, but are not limited to, those identified in this Announcement and in Flutter’s and TSG’s most recently filed or published annual, semi-annual and/or quarterly reports and filings, as applicable, including without limitation, TSG’s most recently filed annual information form and management’s discussion and analysis, which are available on SEDAR at www.sedar.com, EDGAR at www.sec.gov and TSG’s website at www.starsgroup.com, and in other filings that

Flutter and/or TSG have made and may make with applicable securities authorities or on their websites in the future. Investors are cautioned not to put undue reliance on forward-looking statements or information. Any forward-looking statement or information speaks only as of the date hereof, and neither Flutter nor TSG undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Completion of the Combination is subject to the satisfaction of a number of conditions as more fully described in this Announcement. Consequently there can be no certainty that completion of the Combination will be forthcoming.

This Announcement is not a prospectus and has been prepared solely for the Combination referred to in this Announcement. A circular and a prospectus will be published by Flutter and circular will be issued and filed on SEDAR by TSG in connection with the Combination in due course.

Certain figures contained in this Announcement, including financial information, have been subject to rounding adjustments. Accordingly, in certain instances, the sum or percentage change of the numbers contained in this Announcement may not conform exactly with the total figure given. Except as explicitly stated in this Announcement, none of the contents of Flutter’s, the TSG Shareholders’ or TSG’s websites, nor any website accessible by hyperlinks on Flutter’s, the TSG Shareholders’ or Flutter’s websites, is incorporated in, or forms part of, this Announcement.

This Announcement references Adjusted EBITDA, EBITDA, Net Debt, Underlying Earnings Per Share and Underlying EBITDA, which are Non-IFRS Measures. Flutter and TSG believe these non-IFRS financial measures will provide investors with useful supplemental information about the financial and operational performance of their businesses and the Combined Group, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by relevant management in operating its business, identifying and evaluating trends, and making decisions. Although Flutter and TSG management believe these financial measures are important in evaluating their businesses and the Combined Group, they are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with IFRS. They are not recognized measures under IFRS and do not have standardized meanings prescribed by IFRS. These measures may be different from non-IFRS financial measures used by other companies, limiting their usefulness for comparison purposes. Moreover, presentation of these measures may be provided for year-over-year comparison purposes, and investors should be cautioned that the effect of the adjustments thereto provided herein have an actual effect on the operating results of Flutter, TSG and/or the Combined Group.

See TSG’s management’s discussion and analysis for the year ended 31 December 2018 and the related Fourth Quarter and Full Year 2018 Earnings Presentation, dated March 6, 2019, each of which is available on its website, www.starsgroup.com, for applicable reconciliations of Adjusted EBITDA to TSG’s net earnings, the nearest IFRS measure.

Statements regarding earnings enhancement is not intended to be a profit forecast and should not be interpreted to mean that the earnings per Flutter or TSG Share, or of the Combined Group, for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

Reconciliations with respect to forward-looking Non-IFRS Measures to the nearest IFRS measures have not been provided because certain reconciling or adjusting items and costs cannot be projected or predicted with reasonable certainty without unreasonable effort due to a number of factors, including variability from potential foreign exchange fluctuations impacting financial expenses, the nature and timing of other non-recurring or one-time costs (such as impairment of intangibles assets and certain professional fees), which could vary materially based on actual events or transactions or unknown or unpredictable variables, as well as the typical variability arising from the preparation and completion of annual financial statements, including, without limitation, certain income tax provision accounting, annual impairment testing and other accounting matters. Other adjusting items and costs (such as stock-based compensation, acquisition and integration-related costs, operational efficiency-related costs and other strategy-related expenses) may otherwise reveal commercially or competitively sensitive information.

Appendix

The following definitions apply throughout this Announcement, unless the context otherwise requires:

2019 Final Dividend means the final dividend declared by the Board of Flutter and approved by a requisite majority of the Flutter Shareholders for the financial year ended 31 December 2019;

Active Customer means, with respect to Flutter, those who have deposited real money and have bet in the reporting period. With respect to TSG, it generally means a customer who played or used on of its real-money offerings at least once during the applicable period, and excludes duplicate counting even if that customer is active across multiple lines of operation (i.e., poker, gaming and/or betting);

Barclays means Barclays Capital Canada Inc.;

Board means the board of directors of a company as the same is constituted from time to time;

Class 1 transaction means a class 1 transaction for the purpose of the UK Listing Rules of FCA and Listing Rules of the Euronext Dublin;

Combination means the Board recommended all-share combination to be implemented through an acquisition of TSG by Flutter and pursuant to a plan of arrangement under the Business Corporations Act (Ontario);

Combined Group means Flutter and its subsidiaries following completion of the Combination;

EBITDA means earnings before interest, tax, depreciation and amortization;

Euronext Dublin means The Irish Stock Exchange plc, trading as Euronext Dublin;

FCA means the United Kingdom Financial Conduct Authority;

Earnings Per Share means the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which include awards under share award schemes and share options granted to employees;

Goldman Sachs means Goldman Sachs International;

IFRS means the International Financial Reporting Standards;

Listing Rules of the Euronext Dublin means Rule Book II of Euronext Dublin relating to admission to the Official List of Euronext Dublin;

Moelis means Moelis & Company LLC;

Net Debt means gross cash excluding customer balances and gross borrowings. Net Debt is a non-IFRS measure;

New Flutter Shares means the ordinary shares of Flutter issued and allotted to TSG Shareholders in connection with the Combination;

Non-IFRS Measures means Adjusted EBITDA, EBITDA, Net Debt, Underlying Earnings Per Share and Underlying EBITDA which do not have any standardized meaning under IFRS and, therefore, may not be comparable to similar measure presented by other peers. These measures may be present in order to quantify the impact of the Combination on the financial performance of Flutter, TSG or the Combined Group;

PJT Partners means PJT Partners (UK) Limited;

Flutter means Flutter Entertainment plc;

Flutter Shareholders means the holders of ordinary shares of Flutter;

Pro-Rated Dividend means the interim dividend declared by the Board of Flutter reflecting a time pro-rated amount of the total annual dividend in respect of the financial year ending 31 December 2020 reflecting the period from 1 January 2020 to completion of the Combination;

SEDAR means the System for Electronic Document Analysis and Retrieval;

TSG means The Stars Group Inc.;

TSG Adjusted EBITDA means net earnings before financial expenses, income tax expense (recovery), depreciation and amortization, stock-based compensation, restructuring, net earnings (loss) on associate and certain other items as set out in TSG’s management’s discussion and analysis for the period ended June 30, 2019;

TSG Adjusted EBITDA Margin means TSG Adjusted EBITDA as a proportion of TSG’s total revenue;

TSG Share means a common share in the capital of TSG;

TSG Shareholders means the holders of the TSG Shares;

UK Listing Rules of the FCA means the Listing Rules and regulations of the FCA made under Part VI of FSMA as amended from time to time;

UK or United Kingdom means the United Kingdom of Great Britain and Northern Ireland;

Underlying means the “underlying” measures exclude separately disclosed items, that are not part of the usual business activity of the Combined Group and are also excluded when internally evaluating performance, and have been therefore reported as “separately disclosed items”;

Underlying EBITDA means the combination of Flutter’s Underlying EBITDA and TSG’s Adjusted EBITDA;

Underlying EBITDA Margin means the combination of Flutter’s Underlying EBITDA Margin and TSG’s Adjusted EBITDA Margin; and

US or United States means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.